                                                                      EXHIBIT 23


                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Bestway, Inc. on Form S-8 (Registration No. 33-60471) of our report dated October 7, 1997, on our audits of the consolidated financial statements of Bestway, Inc. as of July 31, 1997 and 1996 and for the years ended July 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas
October 7, 1997